EXHIBIT 99.1
LGI Homes, Inc. Reports Fourth Quarter and Full Year 2023 Results and Issues Guidance for 2024
THE WOODLANDS, Texas, February 20, 2024 (GLOBE NEWSWIRE) - LGI Homes, Inc. (NASDAQ: LGIH) today announced financial results for the fourth quarter and year ended December 31, 2023.
“We delivered a strong performance in the fourth quarter and successfully achieved all of our guidance targets for 2023,” said Eric Lipar, Chairman and Chief Executive Officer of LGI Homes. “At the same time, we laid the foundation for profitable growth for years to come.
“Our strong execution in the fourth quarter resulted in full year closings of 6,729 homes and revenue of $2.4 billion. We believe these results make us one of just a few homebuilders to have delivered growth in both of these metrics in 2023. We made considerable progress in growing our community count and ended the year with 117 active communities, an increase of 18.2%. Our full year gross margin was 23.0% and our adjusted gross margin was 24.7%, both in line with our guidance and at the high end or above the guidance we provided at the beginning of 2023.
“Our priorities this year are reflected in our full year 2024 guidance and include increasing community count, growing closings and revenue, and further improving profitability. While inflation has moderated, current levels may prove to be more stubborn than previously expected, making the outlook for interest rates and the broader economy impossible to determine with certainty. Therefore, our focus remains on increasing leads through targeted marketing, controlling costs, efficiently building affordable, move-in ready homes at a disciplined pace, maintaining our strong balance sheet, and identifying opportunities to enhance our long-term growth and profitability.”
Mr. Lipar concluded, “Our success navigating last year’s headwinds and delivering profitable results, demonstrates the effectiveness of our systems and people and gives us confidence as we head into 2024. We thank our employees for their commitment and enthusiasm, and we look forward to all that we will accomplish together this year.”
Fourth Quarter 2023 Highlights (comparisons to fourth quarter 2022)
•Home sales revenues increased 24.6% to $608.4 million
•Homes closed increased 21.4% to 1,758 homes
•Average sales price per home closed increased 2.6% to $346,083
•Gross margin as a percentage of home sales revenues increased 270 basis points to 23.4%
•Adjusted gross margin (non-GAAP) as a percentage of home sales revenues increased 300 basis points to 25.1%
•Net income before income taxes increased 46.3% to $68.5 million
•Net income increased 52.7% to $52.1 million, or $2.21 basic EPS and $2.19 diluted EPS
Full Year 2023 Highlights (comparisons to full year 2022)
•Home sales revenues increased 2.3% to $2.4 billion
•Homes closed increased 1.6% to 6,729 homes
•Average sales price per home closed increased 0.7% to $350,510
•Gross margin as a percentage of home sales revenues decreased 510 basis points to 23.0%
•Adjusted gross margin (non-GAAP) as a percentage of home sales revenues decreased 450 basis points to 24.7%
•Net income before income taxes decreased 37.4% to $261.8 million
•Net income decreased 39.0% to $199.2 million, or $8.48 basic EPS and $8.42 diluted EPS

•Active selling communities at December 31, 2023 increased 18.2% to 117
•Owned lots of 55,331 and controlled lots of 15,750, resulting in total owned and controlled lots of 71,081 at December 31, 2023
•Ending backlog at December 31, 2023 of 590 homes
•Ending backlog value at December 31, 2023 of $224.9 million
Please see “Non-GAAP Measures” for a reconciliation of Adjusted Gross Margin (a non-GAAP measure) to Gross Margin, the most directly comparable GAAP measure.
Balance Sheet
•Net debt to capitalization of 39.3% at December 31, 2023
•Total liquidity of $403.8 million at December 31, 2023, including cash and cash equivalents of $49.0 million and $354.8 million of availability under the Company’s revolving credit facility
Full Year 2024 Outlook
Subject to the caveats in the Forward-Looking Statements section of this press release and the assumptions noted below, the Company is providing the following guidance for the full year 2024. The Company expects:
•Home closings between 7,000 and 8,000
•Active selling communities at the end of 2024 of approximately 150
•Average sales price per home closed between $350,000 and $360,000
•Gross margin as a percentage of home sales revenues between 23.1% and 24.1%
•Adjusted gross margin (non-GAAP) as a percentage of home sales revenues between 25.0% and 26.0% with capitalized interest accounting for substantially all the difference between gross margin and adjusted gross margin
•SG&A as a percentage of home sales revenues between 12.5% and 13.5%
•Effective tax rate between 24.0% and 25.0%
This outlook assumes that general economic conditions, including input costs, materials, product and labor availability, interest rates and mortgage availability, in the remainder of 2024 are similar to those experienced to date in 2024 and that the average sales price per home closed, construction costs, availability of land and land development costs in the remainder of 2024 are consistent with the Company’s recent experience. In addition, this outlook assumes that governmental regulations relating to land development and home construction are similar to those currently in place.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 12:30 p.m. Eastern Time on Tuesday, February 20, 2024 (the “Earnings Call”).
Participants may access the live webcast by visiting the Investor Relations section of the Company’s website at www.lgihomes.com.
An archive of the Earnings Call webcast will be available for replay on the Company’s website for one year from the date of the Earnings Call.

About LGI Homes, Inc.
Headquartered in The Woodlands, Texas, LGI Homes, Inc. is a pioneer in the homebuilding industry, successfully applying an innovative and systematic approach to the design, construction and sale of homes across 36 markets in 21 states. As one of America’s fastest growing companies, LGI Homes has closed over 65,000 homes since its founding in 2003 and has delivered profitable financial results every year. Nationally recognized for its quality construction and exceptional customer service, LGI Homes was named to Newsweek’s list of the World’s Most Trustworthy Companies. LGI Homes’ commitment to excellence extends to its more than 1,000 employees, earning the Company numerous workplace awards at the local, state and national level, including the Top Workplaces USA 2023 Award. For more information about LGI Homes and its unique operating model focused on making the dream of homeownership a reality for families across the nation, please visit the Company’s website at www.lgihomes.com.
Forward-Looking Statements
Any statements made in this press release or on the Earnings Call that are not statements of historical fact, including statements about the Company’s beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements include information concerning projected 2024 home closings, active selling communities, average sales price per home closed, gross margin as a percentage of home sales revenues, adjusted gross margin as a percentage of homes sales revenues, SG&A as a percentage of home sales revenues and effective tax rate, as well as market conditions and possible or assumed future results of operations, including descriptions of the Company's business plan and strategies. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or, in each case, their negative, or other variations or comparable terminology. For more information concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements please refer to the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the “Cautionary Statement about Forward-Looking Statements” subsection within the “Risk Factors” section, the “Risk Factors” and “Cautionary Statement about Forward-Looking Statements” sections in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 and subsequent filings by the Company with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 when it is filed with the SEC. The Company bases these forward-looking statements or projections on its current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances and at such time. As you read and consider this press release or listen to the Earnings Call, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or projections. Although the Company believes that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect the Company’s actual results to differ materially from those expressed in the forward-looking statements and projections. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If the Company does update one or more forward-looking statements, there should be no inference that it will make additional updates with respect to those or other forward-looking statements.

LGI HOMES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share data)

	December 31,
	2023	2022
ASSETS
Cash and cash equivalents	$48,978	$31,998
Accounts receivable	41,319	25,143
Real estate inventory	3,107,648	2,898,296
Pre-acquisition costs and deposits	30,354	25,031
Property and equipment, net	45,522	32,997
Other assets	113,849	93,159
Deferred tax assets, net	8,163	6,186
Goodwill	12,018	12,018
Total assets	$3,407,851	$3,124,828

LIABILITIES AND EQUITY
Accounts payable	$31,616	$25,287
Accrued expenses and other liabilities	271,872	340,128
Notes payable	1,248,332	1,117,001
Total liabilities	1,551,820	1,482,416

COMMITMENTS AND CONTINGENCIES
EQUITY
Common stock, par value $0.01, 250,000,000 shares authorized, 27,521,120 shares issued and 23,581,648 shares outstanding as of December 31, 2023 and 27,245,278 shares issued and 23,305,806 shares outstanding as of December 31, 2022	275	272
Additional paid-in capital	321,062	306,673
Retained earnings	1,889,716	1,690,489
Treasury stock, at cost, 3,939,472 shares as of December 31, 2023 and December 31, 2022	(355,022)	(355,022)
Total equity	1,856,031	1,642,412
Total liabilities and equity	$3,407,851	$3,124,828

LGI HOMES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Home sales revenues	$608,414	$488,262	$2,358,580	$2,304,455

Cost of sales	465,785	387,227	1,816,393	1,657,855
Selling expenses	49,771	33,323	191,582	144,928
General and administrative	33,016	26,908	117,350	111,565
Operating income	59,842	40,804	233,255	390,107
Other income, net	(8,706)	(6,049)	(28,499)	(28,009)
Net income before income taxes	68,548	46,853	261,754	418,116
Income tax provision	16,459	12,738	62,527	91,549
Net income	$52,089	$34,115	$199,227	$326,567
Earnings per share:
Basic	$2.21	$1.46	$8.48	$13.90
Diluted	$2.19	$1.45	$8.42	$13.76

Weighted average shares outstanding:
Basic	23,565,640	23,291,372	23,507,136	23,486,465
Diluted	23,737,448	23,513,303	23,648,548	23,730,770

Non-GAAP Measures
In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has provided information in this press release relating to adjusted gross margin.
Adjusted Gross Margin
Adjusted gross margin is a non-GAAP financial measure used by management as a supplemental measure in evaluating operating performance. The Company defines adjusted gross margin as gross margin less capitalized interest and adjustments resulting from the application of purchase accounting included in the cost of sales. Management believes this information is useful because it isolates the impact that capitalized interest and purchase accounting adjustments have on gross margin. However, because adjusted gross margin information excludes capitalized interest and purchase accounting adjustments, which have real economic effects and could impact results, the utility of adjusted gross margin information as a measure of the Company’s operating performance may be limited. In addition, other companies may not calculate adjusted gross margin information in the same manner that the Company does. Accordingly, adjusted gross margin information should be considered only as a supplement to gross margin information as a measure of the Company’s performance.
The following table reconciles adjusted gross margin to gross margin, which is the GAAP financial measure that management believes to be most directly comparable (dollars in thousands, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Home sales revenues	$608,414	$488,262	$2,358,580	$2,304,455
Cost of sales	465,785	387,227	1,816,393	1,657,855
Gross margin	142,629	101,035	542,187	646,600
Capitalized interest charged to cost of sales	8,893	5,411	33,368	20,276
Purchase accounting adjustments (1)	981	1,399	6,492	6,869
Adjusted gross margin	$152,503	$107,845	$582,047	$673,745
Gross margin % (2)	23.4%	20.7%	23.0%	28.1%
Adjusted gross margin % (2)	25.1%	22.1%	24.7%	29.2%

(1)Adjustments result from the application of purchase accounting for acquisitions and represent the amount of the fair value step-up adjustments included in cost of sales for real estate inventory sold after the acquisition dates.
(2)Calculated as a percentage of home sales revenues.

Home Sales Revenues, Home Closings, Average Sales Price Per Home Closed (ASP), Average Community Count and Average Monthly Absorption Rates by Reportable Segment
(Revenues in thousands, unaudited)

	Three Months Ended December 31, 2023
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate
Central	$166,108	517	$321,292	36.7	4.7
Southeast	159,190	500	318,380	27.0	6.2
Northwest	38,286	78	490,846	10.3	2.5
West	124,527	320	389,147	16.0	6.7
Florida	120,303	343	350,738	22.3	5.1
Total	$608,414	1,758	$346,083	112.3	5.2

	Three Months Ended December 31, 2022
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate
Central	$204,444	634	$322,467	33.7	6.3
Southeast	126,830	386	328,575	23.0	5.6
Northwest	32,976	73	451,726	8.3	2.9
West	56,365	153	368,399	12.3	4.1
Florida	67,647	202	334,886	17.0	4.0
Total	$488,262	1,448	$337,198	94.3	5.1

	Year Ended December 31, 2023
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate
Central	$730,688	2,241	$326,054	35.7	5.2
Southeast	556,808	1,716	324,480	24.8	5.8
Northwest	251,171	511	491,528	10.2	4.2
West	381,102	992	384,175	14.0	5.9
Florida	438,811	1,269	345,793	19.2	5.5
Total	$2,358,580	6,729	$350,510	103.9	5.4

	Year Ended December 31, 2022
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate
Central	$1,011,844	3,094	$327,034	31.9	8.1
Southeast	455,340	1,404	324,316	21.5	5.4
Northwest	253,416	502	504,813	8.5	4.9
West	300,968	751	400,756	11.5	5.4
Florida	282,887	870	325,157	18.5	3.9
Total	$2,304,455	6,621	$348,052	91.9	6.0

Owned and Controlled Lots
The table below shows (i) home closings by reportable segment for the year ended December 31, 2023 and (ii) the Company’s owned or controlled lots by reportable segment as of December 31, 2023.

	Year Ended December 31, 2023	As of December 31, 2023
Reportable Segment	Home Closings	Owned (1)	Controlled	Total
Central	2,241	20,606	3,093	23,699
Southeast	1,716	14,563	5,429	19,992
Northwest	511	5,934	1,652	7,586
West	992	9,049	2,747	11,796
Florida	1,269	5,179	2,829	8,008
Total	6,729	55,331	15,750	71,081
(1)Of the 55,331 owned lots as of December 31, 2023, 41,155 were raw/under development lots and 14,176 were finished lots.
Backlog Data
As of the dates set forth below, the Company’s net orders, cancellation rate, and ending backlog homes and value were as follows (dollars in thousands, unaudited):

	Year Ended December 31,
	2023 (4)	2022 (5)	2021 (6)
Net orders (1)	6,617	5,268	9,533
Cancellation rate (2)	25.4%	24.4%	19.3%
Ending backlog - homes (3)	590	702	2,055
Ending backlog - value (3)	$224,851	$252,002	$659,234
(1)Net orders are new (gross) orders for the purchase of homes during the period, less cancellations of existing purchase contracts during the period.
(2)Cancellation rate for a period is the total number of purchase contracts cancelled during the period divided by the total new (gross) orders for the purchase of homes during the period.
(3)Ending backlog consists of retail homes at the end of the period that are under a purchase contract that has been signed by homebuyers who have met preliminary financing criteria but have not yet closed and wholesale contracts with varying terms. Ending backlog is valued at the contract amount.
(4)As of December 31, 2023, the Company had 60 units related to bulk sales agreements associated with its wholesale business.
(5)As of December 31, 2022, the Company had 157 units related to bulk sales agreements associated with its wholesale business.
(6)As of December 31, 2021, the Company had 481 units related to bulk sales agreements associated with its wholesale business.

CONTACT:
Joshua D. Fattor
Vice President of Investor Relations
(281) 210-2586
investorrelations@lgihomes.com